Exhibit 10.1

AMENDMENT TO SHARE EXCHANGE

AGREEMENT TO DEFER SECOND TRANCHE CLOSING INDEFINITELY

This AMENDMENT TO SHARE EXCHANGE AGREEMENT TO DEFER SECOND TRANCHE CLOSING INDEFINITELY, dated as of April 10, 2013 (this “Amendment”), amends that certain SHARE EXCHANGE AGREEMENT (the “Share Exchange Agreement”), dated as of August 24, 2012, by and among Computer Vision Systems Laboratories, Corp., a Florida corporation (the “Parent”), Happenings Communications Group, Inc., a Texas corporation (the “Company”), and Rochon Capital Partners, Ltd., a Texas limited partnership (the “Shareholder”). Each of the parties to this Amendment is individually referred to herein as a “Party” and collectively as the “Parties.”  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Share Exchange Agreement.

RECITALS.  The Share Exchange Agreement requires that the Second Tranche Closing take place on the later of (i) the twentieth business day following the date that the Parent files the definitive Schedule 14C with the SEC, (ii) the date FINRA approves the Amendment (which increases the number of authorized shares of the Parent Common Stock to 5,000,000,000 and changes the Parent’s name), (iii) the first business day following the satisfaction or waiver of all conditions to the Second Tranche Closing, or (iv) such other date as the parties to the Share Exchange Agreement may mutually determine.  The Parties wish to amend the Share Exchange Agreement to formally defer the Second Tranche Closing   indefinitely and to make certain other changes to the Share Exchange Agreement resulting from deferring the Second Tranche Closing.  In addition, rather than the Parent being required to issue all of the Second Tranche Parent Stock at the Second Tranche Closing, the Parties agree that the Shareholder can elect to have the Second Tranche Parent Stock issued to the Shareholder in increments in multiple closings rather than one closing.

Notwithstanding the language in the “Background” of the Share Exchange Agreement that could be construed to allow the Shareholder to receive more than 504,813,514 shares of Parent Common Stock at the Second Tranche Closing, the Parties desire to amend the Share Exchange Agreement to reflect that the maximum number of shares of Parent Common Stock issuable at the Second Tranche Closing, whether in one or more closings, is 504,813,514.

Certain restrictions set forth in Section 7.08 of the Share Exchange Agreement run until the First Anniversary of the Second Tranche Closing so that such provisions need to be modified in light of deferring the Second Tranche Closing.  The Parties have agreed that those restrictions in Section 7.08 of the Share Exchange Agreement that currently run until the first anniversary of the date of the Second Tranche Closing Date will hereafter apply until the first anniversary of the date that the definitive Schedule 14C is filed with the SEC.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             AMENDMENT OF BACKGROUND.  The fourth sentence of the Background Section of the Share Exchange Agreement is hereby amended by replacing it with the following:

“At the Second Tranche Closing (as hereinafter defined), the Shareholder shall receive 504,813,514 newly issued shares of Parent Common Stock (the “Second Tranche Parent Stock”).”

2.             AMENDMENT OF SECTION 1.03.  Section 1.03(b) of the Share Exchange Agreement is hereby amended by replacing it with the following:

“The Second Tranche Parent Stock shall be issued on such date and at such time (the “Second Tranche Closing Date”) as shall be specified in a written notice provided by the Shareholder to the Parent; which notice may not be issued prior to the later of the twentieth business day following the date on which the Parent files a definitive Schedule 14C regarding the Amendment (the “Definitive 14C Filing Date”) with the SEC and the date FINRA approves the transactions contemplated by the definitive Schedule 14C, and such closing (the “Second Tranche Closing”) shall take place at the offices of Gardere Wynne Sewell LLP, located in Dallas, Texas commencing at 10:00 a.m., local time.  The First Tranche Closing and the Second Tranche Closing may at times be referred to herein, individually, as a “Closing” or collectively, as the “Closings”.  Notwithstanding anything to the contrary in the Share Exchange Agreement, the Parties agree that the Second Tranche Parent Stock may be issued in multiple closings on such dates and in such amounts as the Shareholder may elect by written notice to the Parent from time to time so that the Second Tranche Closing may consist of a number of closings rather than one closing; provided, however, in no event will the Second Tranche Parent Stock exceed 504,813,514 shares of Parent Common Stock.

3.             AMENDMENT OF SECTION 7.08.  Sections 7.08 (a) through (c) of the Share Exchange Agreement are hereby amended by replacing them with the following:

(a)  Until the first to occur of (i) the first anniversary of the Definitive 14C Filing Date (the “First Anniversary ) or (ii) the first date (the “Revenue Date”) that the Parent has acquired a Target (as hereinafter defined) with trailing twelve (12) months revenues of at least $25,000,000, except for the issuance of the Second Tranche Parent Stock, the Parent will not issue any shares of Parent Common Stock (x) to the Shareholder or the Shareholder’s Affiliates (other than as permitted by Section 7.08(b)) or (y) to any one or more persons or entities except in exchange for the assets or equity of another entity (the “Target”) that is a Permitted Entity (as hereinafter defined).  The term “Permitted Entity” means an entity that is (A) not an Affiliate of the Shareholder and (B) either has (aa) assets (as reflected on an audited balance sheet of such entity) of at least $1,000,000 or (bb) trailing twelve (12) month revenues of at least $2,000,000.

(b)  Notwithstanding Section 7.08(a), until the first to occur of (i) the First Anniversary  or (ii) the Revenue Date, except for the issuance of the Second Tranche Parent Stock, the Parent will not issue any shares of Parent Common Stock to the Shareholder or the Shareholder’s Affiliates; provided, however, (i) the Parent may, prior to the First Anniversary, issue to the Shareholder or the Shareholder’s Affiliates shares of Parent Common Stock  for other than cash in an amount not to exceed ten percent (10%) of the shares of Common Stock issued pursuant to all acquisitions described in Section 7.08(a) and (ii) this Section 7.08(b) does not restrict the issuance of shares of Parent Common Stock as part of a stock dividend.

(c)  Until the First Anniversary, the Parent will not implement a reverse stock split (“Reverse Split”); provided, however, the Parent may implement a Reverse Split prior to the First Anniversary if such Reverse Split is approved in connection with or following the acquisition by the Parent of the assets or equity of a Target for shares of Parent Common Stock and such Target is a Permitted Entity that has trailing twelve (12) month revenues of at least $15,000,000. In such event, the ratio of the reverse split shall not exceed a reduction of more than one (1) share for every ten (10) shares held.

4.             EFFECT ON SHARE EXCHANGE AGREEMENT.  Subject to the amendments provided herein, all of the other terms and conditions of the Share Exchange Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein (except to the extent necessary to give effect to the amendments made by this Amendment).

5.             GOVERNING LAW.  This Amendment shall be governed in all respects by the Laws of the State of Florida, without regard to conflicts of Laws principles.

6.             WAIVER OR BREACH.  It is agreed that a waiver by any Party of a breach of any provision of this Amendment shall not operate or be construed as a waiver of any subsequent breach by that same Party.

7.             ENTIRE AGREEMENT AND BINDING EFFECT.  The Share Exchange Agreement, as amended by this Amendment, contains the entire agreement of the parties with respect to the subject matter hereof superseding all prior agreements or understandings, whether written or oral, between or among the Parties.  No amendment, modification or other change to the Share Exchange Agreement or waiver of any agreement or other obligation of the Parties under this Amendment or the Share Exchange Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by the Parties.

8.             HEADINGS.  The Section headings appearing in this Amendment are for purposes of easy reference and shall not be considered a part of this Amendment or in any way modify, amend or affect its provisions.

9.             COUNTERPARTS.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date and year first above written

COMPUTER VISION SYSTEMS LABORATORIES, CORP.

By:	Kelly L. Kittrell
Name: Kelly L. Kittrell
Title: Chief Financial Officer

HAPPENINGS COMMUNICATIONS GROUP, INC.

By:	John P. Rochon
Name: John P. Rochon
Title: Chairman

ROCHON CAPITAL PARTNERS, LTD.
By: John Rochon Management, Inc., its General Partner

By:	John P. Rochon
Name: John P. Rochon
Title: President